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                                                                     EXHIBIT 10m





                              DATED MARCH 1, 1991

                           ROWAN COMPANIES, INC.  (1)

                                     -AND-

                              C. W. YEARGAIN  (2)





                                   AGREEMENT

                   FOR THE PROVISION OF CONSULTANCY SERVICES,

                                   AS AMENDED
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THIS AGREEMENT is dated March 1, 1991 and is entered into BY and BETWEEN:

(1) ROWAN COMPANIES, INC. OF 5450 Transco Tower Building, Houston, Texas 77056-6196 ("the Company"); and

(2) C. W. YEARGAIN ("the Consultant") of #8 Tokeneke Trail, Houston, Texas
    77024

NOW IT IS HEREBY AGREED as follows:

                                1.   Appointment

    (A) The Company hereby engages the Consultant and the Consultant hereby agrees to act as consultant to the Company including any of its incorporated affiliates (hereafter referred to as "the Group") pursuant to the terms of this Agreement.

    (B) The said engagement, which shall be deemed to have commenced on March 1, 1991, shall continue hereafter unless and until terminated (i) by either party by not less than three (3) months' prior notice in writing given to the other party or (ii) pursuant to the provisions of clause 6.

                         2.   Duties of the Consultant

    (A) The Consultant shall advise the Group on a when-requested basis in connection with matters pertaining to the Group's existing and prospective worldwide business operations.

    (B) The Consultant also shall serve as a Director of LeTourneau, Inc. and as Chairman of the Board of Directors of LeTourneau, Inc. and shall provide such services as may be required, from time to time, in connection with serving in such capacities.

    (C) The Consultant shall provide advice as may be required for the design and construction of the enhanced Gorilla design jack-up rig, designated GORILLA V.

                           3.   Conflict of Interest

    (A) The Consultant hereby undertakes at all times to perform his obligations hereunder with the utmost good faith and shall not deliberately do or omit to do anything whereby a conflict is likely to arise between the interests of the Group and the Consultant's own interests or the interests of any other person or organization on whose behalf the Consultant is so employed.

    (B) The Consultant shall not at any time knowingly make or cause or permit to be made any untrue or misleading statement in relation to the Group nor in particular after the termination of this Agreement represent or cause or permit any representation to be made that he is connected with the Group.
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                        4.   Consideration and Expenses

    (A) The Company shall pay 150,000 annually (payable quarterly) plus the per diem rate of US $500.00 for services rendered. Further, the Company shall reimburse to the Consultant all proper and reasonable out-of-pocket expenses (including, but not limited to, all travel and accommodation expenses).

    (B) All payments to be made pursuant to this agreement shall be made by the Company upon receipt of an invoice from the Consultant specifying the amount payable.

                              5.   Confidentiality

    (A) The Consultant undertakes that he shall not, either during or after the termination of this Agreement without limit in point of time:

         (i) divulge or communicate or cause or permit to be divulged or communicated whether directly or indirectly to any other person or persons (except to those of the officials of the Group whose province it is to know the same); or

         (ii) use for his own purposes or for any purpose other than those of the Group any secret, confidential or other information:

              (a)    relating to the private affairs of the Group; or

              (b) which the Group has obtained from any third party on terms restricting its disclosure or use but these restrictions shall cease to apply to any information or knowledge which may come into the public domain (otherwise than through the default of the Consultant).

    (B) All notes, memoranda, records and other documents made or created in relation to the performance by the Consultant of his duties hereunder shall be and remain the property of the Company and shall be handed over by the Consultant to the Company from time to time on demand and in any event on the termination of this Agreement.

                           6.   Events of Termination

The Company only on the occurrence of the events specified in (B) below and either party on the occurrence of the events specified in (A) below shall have the right at any time by giving notice in writing to the other party to terminate this Agreement forthwith:

    (A) if the other party commits a material breach of any of the terms of this Agreement and fails to remedy the same within 30 days of being required in writing to do so by the party not in breach (if such breach shall be capable of remedy);
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    (B)  upon the demise or incapacity of the Consultant;

    (C) upon the termination of the engagement by not less than the period of notice provided for in clause 1 or upon the proper termination as provided in this clause 6, the Consultant shall not have any claims for damages or compensation of any nature whatsoever other than to any outstanding fees and properly documented expenses due pursuant to clause 4 hereof.

                            7.   Status of Agreement

Nothing herein contained shall be deemed to constitute a partnership between the parties hereto and the Consultant shall have no power to bind the Group or pledge its credit. Consultant agrees that he is an independent contractor and is solely responsible for the performance of any duties required under this Agreement. The Consultant agrees that he shall solely be responsible for any income tax liability asserted by any taxing jurisdiction upon payments of consideration received under this Agreement.

                                8.   Assignment

Neither party shall be entitled to assign its rights hereunder without the prior written consent of the other.

                                  9.   Notice

All notices to be given under this Agreement shall be in writing and shall either be delivered personally or sent by first class registered post to the address of the party to be served given at the head of this Agreement or such other address as shall from time to time be notified to the other party and shall be deemed duly served (i) in the case of a notice delivered personally, at the time of delivery, and (ii) in the case of a notice sent by post, five clear business days after the date of dispatch.

                             10.   Entire Agreement

This Agreement constitutes the entire Agreement between the parties hereto with respect to its subject matter and shall have effect to the exclusion of any other memorandum, agreement or understanding of any kind between the parties hereto preceding the date of this Agreement and touching and concerning its subject matter.

                          11.   Amendments in Writing

This Agreement may be amended, superseded, cancelled or any of its terms and conditions waived only by written instrument signed by or on behalf of the Company and Consultant or, in the case of waiver, by the party which is waiving compliance.
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                              12.   Governing Law

This Agreement shall be governed by and construed in accordance with the Laws of the State of Texas and each of the parties hereto hereby agrees to submit to the non-exclusive jurisdiction of the courts of Texas in connection with any matter arising out of this Agreement.


IN WITNESS whereof this Agreement has been entered into the day and year first above written.



                              )
SIGNED BY                     )   /s/ C. R. Palmer
                               -----------------------------
duly authorized signatory     )       C. R. Palmer
for and on behalf of
ROWAN COMPANIES, INC.
in the presence of:                     President
                                ----------------------------



    /s/ Kitty Lindley
--------------------------



SIGNED BY                     )
C. W. Yeargain                )   /s/ C. W. Yeargain
                               -----------------------------
                              )        C. W. Yeargain

In the presence of:


    /s/ Mary H. Cocca
--------------------------